[Company Letterhead]

____________, 2012

[Name]
[Address]

Re: Amendment of Your Offer Letter for Tax Purposes

Dear [First Name]:

The purpose of this letter is to amend your [For Mr. Peterson: amended and restated retention agreement] [For others: Executive Retention Agreement] with Microsemi Corporation (the “Company”), dated [DATE] (the “Retention Agreement”), to solely address technical compliance issues with regard to Section 409A of the Internal Revenue Code (“Section 409A”).
[This paragraph applies for executives other than Mr. Hohener. For Mr. Hohener, please see the substitute paragraph attached.] Under your Retention Agreement, if your severance benefits are triggered, you must execute a release agreement in a form acceptable to the Company (“Release Agreement”) as a condition to your receipt of the severance benefits. Your Retention Agreement currently does not specify when this would need to occur. Accordingly, your Retention Agreement is amended to provide the following timing rules:

•
If your employment is terminated in circumstances that would trigger the severance benefits under your Retention Agreement, the Company will provide you the form of Release Agreement not later than 7 days after the date your employment by the Company terminates.

•	You will have 21 days within which to consider, execute and return the Release Agreement to the Company.

•
If you do not timely provide the Company with the executed Release Agreement, or if you revoke your Release Agreement under any revocation right afforded by applicable law, the Company will have no obligation to pay you the severance benefits.

•
If you timely provide the Company with your executed Release Agreement, and you do not revoke your Release Agreement, your severance benefits will be paid as provided in your Retention Agreement, but with the modifications provided in this paragraph. Your severance benefits are generally scheduled to be paid on the fifteenth (15th) day following your Separation from Service. In no event, however, will the Company be obligated to pay you any such severance benefit until your right (if any) to revoke the Release under the Age Discrimination in

Employment Act (ADEA) has lapsed. In the event that your period to consider the Release Agreement, and any period in which you may revoke the Release Agreement under the ADEA, spans two calendar years, payment will always be made in the second of those two calendar years. For purposes of clarity, the provisions of Section 3.a.(x) (six month delay in certain circumstances if required under Section 409A) continue to apply.
This letter is to be construed and interpreted to avoid any tax, liability or interest under Section 409A.
Except as expressly set forth above, this letter agreement does not modify any other terms of your Retention Agreement. If this letter accurately sets forth our agreement with respect to the foregoing matters, please sign the enclosed copy of this letter and return it to me. Please contact me at [__________] if you have any questions.
                        Sincerely,

[Name]
[Title]

Acknowledged and Agreed:

By:
    [Name]

[Substitute paragraph for Mr. Hohener.] Under your Retention Agreement, if your severance benefits are triggered, you generally must execute a release agreement in a form acceptable to the Company (“Release Agreement”) as a condition to your receipt of the severance benefits. Your Retention Agreement currently does not specify when this would need to occur. Accordingly, your Retention Agreement is amended to provide the following timing rules:

•
If your employment is terminated in circumstances that would trigger the severance benefits under your Retention Agreement and a Release Agreement is a condition of those benefits, the Company will provide you the form of Release Agreement not later than 7 days after the date your employment by the Company terminates.

•	You will have 21 days within which to consider, execute and return the Release Agreement to the Company.

•	If you do not timely provide the Company with the executed Release Agreement, or if you revoke your Release Agreement under any revocation right afforded by applicable law, the Company will have no obligation to pay you the severance benefits (to the extent they were conditioned upon the Release Agreement pursuant to the terms of the Retention Agreement).

•
If you timely provide the Company with your executed Release Agreement, and you do not revoke your Release Agreement, your severance benefits will be paid as provided in your Retention Agreement, but with the modifications provided in this paragraph. Your severance benefits are generally scheduled to be paid in the month following the month in which your Separation from Service occurs or on the fifteen (15th) day following your Separation from Service, as applicable. In no event, however, will the Company be obligated to pay you any such severance benefit until your right (if any) to revoke the Release under the Age Discrimination in Employment Act (ADEA) has lapsed. In the event that your period to consider the Release Agreement, and any period in which you may revoke the Release Agreement under the ADEA, spans two calendar years, payment will always be made in the second of those two calendar years. For purposes of clarity, the provisions of Section 3(e) (six month delay in certain circumstances if required under Section 409A) continue to apply.

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